As filed with the Securities and Exchange Commission on May 6, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COLONIAL PROPERTIES TRUST
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of each registrant as specified in its charter)

Alabama (Colonial Properties Trust)	59-7007599
Delaware (Colonial Realty Limited Partnership)	63-1098468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Thomas H. Lowder
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700
(Name, address, including zip code, and telephone number,
including area code of agent for service)
Copies to:
J. Warren Gorrell, Jr.
Paul D. Manca
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Colonial Properties Trust
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
Colonial Realty Limited Partnership
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)(2)
Colonial Properties Trust: Common Shares of beneficial interest, par value $0.01 per share (3)
Preferred Shares of beneficial interest, par value $0.01 per share (3)
Depositary Shares, representing Preferred Shares (3)
Warrants (3)(4)
Rights (3)
Guarantees of the Debt Securities (3)
Colonial Realty Limited Partnership: Debt Securities (3)
Total:

(1)    The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined. This registration statement also covers common shares, preferred shares, depositary shares, warrants, rights and debt securities that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the securities.
(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Company is deferring payment of the registration fee.
(3)    This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. No separate consideration will be received for guarantees of debt securities registered hereunder.
(4)    The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

PROSPECTUS

Common Shares
Preferred Shares
Depositary Shares
Warrants
Rights
Guarantees

COLONIAL REALTY LIMITED PARTNERSHIP

Debt Securities
________________
Colonial Properties Trust may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
•common shares;
•preferred shares;
•depositary shares representing our preferred shares;

•	warrants to purchase common shares, preferred shares or depositary shares representing preferred shares;
•rights to purchase our common shares; and
•guarantees of the debt securities of Colonial Realty Limited Partnership.

Colonial Realty Limited Partnership may offer, from time to time, debt securities in one or more series.
We refer to our common shares, preferred shares, depositary shares, warrants, rights, guarantees and debt securities collectively as the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering and the specific manner in which they may be offered. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.
We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 37. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our common shares are listed on the New York Stock Exchange under the trading symbol “CLP.” On May 5, 2011, the last reported sale price of our common shares on the NYSE was $20.80 per share. Our executive offices are located at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama, 35203 and our telephone number is (205) 250-8700.
Investing in our securities involves risks. See “Risk Factors” beginning on page 3 of this prospectus for certain risk factors to consider before you decide to invest in the securities offered hereby.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2011.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
You should read carefully this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Documents by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
As used herein, the term the “Trust” refers to Colonial Properties Trust, an Alabama real estate investment trust, and the term “CRLP” refers to Colonial Realty Limited Partnership, a Delaware limited partnership of which the Trust is the sole general partner. The Trust conducts all of its business and owns all of its properties through CRLP and CRLP's various subsidiaries. Except as otherwise required by the context, the “Company,” “Colonial,” “we,” “us” and “our” refer to the Trust and CRLP together, as well as to CRLP's subsidiaries.
FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference herein, together with other statements and information publicly disseminated by us, contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” or the negative of these terms or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates, or the industry's actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements including, but not limited to, the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference. Such factors include, among others, the following:

•
changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits, high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties;

•
adverse changes in real estate markets, including, but not limited to, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for multifamily units and commercial space in our core markets and barriers of entry into new markets which we may seek to enter in the future, the extent of decreases in rental rates, competition, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	exposure, as a multifamily focused real estate investment trust (“REIT”), to risks inherent in investments in a single industry;

•	risks associated with having to perform under various financial guarantees that we have provided with respect to certain of our joint ventures and developments;

•	ability to obtain financing at favorable rates, if at all;

•	actions, strategies and performance of affiliates that we may not control or companies, including joint ventures, in which we have made investments;

•	changes in operating costs, including real estate taxes, utilities, and insurance;

•	higher than expected construction costs;

•	uncertainties associated with our ability to sell our existing inventory of condominium and for-sale residential assets, including timing, volume and terms of sales;

•	uncertainties associated with the timing and amount of real estate dispositions and the resulting gains/losses associated with such dispositions;

•
legislative or other regulatory decisions, including tax legislation, government approvals, actions and initiatives, including the need for compliance with environmental and safety requirements, and changes in laws and regulations or the interpretation thereof;

•
the Trust's ability to continue to satisfy complex rules in order for it to maintain its status as a REIT for federal income tax purposes, the ability of CRLP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of certain of our subsidiaries to maintain their status as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing;

•	effect of any rating agency actions on the cost and availability of new debt financing;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	effect of any terrorist activity or other heightened geopolitical crisis; and

•	other risks described in this prospectus, any applicable prospectus supplement and, from time to time, other reports we file with the SEC or in other documents that we publicly disseminate.

OUR COMPANY
The Trust is a multifamily-focused self-administered equity REIT that owns, operates and develops multifamily communities primarily located in the Sunbelt region of the United States. Also, we create additional value for our shareholders by managing commercial assets, primarily through joint venture investments, and pursuing development opportunities. We are a fully-integrated real estate company, which means that we are engaged in the acquisition, development, ownership, management and leasing of multifamily apartment communities and other commercial real estate properties. Our activities include full or partial ownership and operation of 159 properties as of March 31, 2011, located in Alabama, Arizona, Florida, Georgia, Louisiana, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia, development of new properties, acquisition of existing properties, build-to-suit development and the provision of management, leasing and brokerage services for commercial real estate.

As of March 31, 2011, we owned or maintained a partial ownership in the following properties:

						Total
	Consolidated	Units/Sq.	Unconsolidated	Units/Sq.	Total	Units/ Sq.
	Properties	Feet (1)	Properties	Feet (1)	Properties	Feet (1)

Multifamily apartment communities	110	33,142	4	1,340	114	34,482

Commercial properties	10	2,555,000	35	8,103,000	45	10,658,000
_____________________________

(1)	Units refer to multifamily apartment units. Square feet refers to commercial space and excludes space owned by anchor tenants.

In addition, we own certain parcels of land adjacent to or near certain of these properties (the “land”). The multifamily apartment communities, commercial properties and the land are referred to herein collectively as the “properties.” As of March 31, 2011, consolidated multifamily and commercial properties that were no longer in lease-up were 96.0% and 86.8% leased, respectively. We generally consider a property to be in lease-up until it first attains physical occupancy of at least 93%.

The Trust is the direct general partner of, and as of March 31, 2011, held approximately 92.0% of the interests in CRLP. We conduct all of our business through CRLP, Colonial Properties Services Limited Partnership (“CPSLP”), which provides management services for our properties, and Colonial Properties Services, Inc. (“CPSI”), which provides management services for properties owned by third parties, including one consolidated and certain other unconsolidated joint venture entities. We perform all of our for-sale residential and condominium conversion activities through CPSI.

As a lessor, the majority of our revenue is derived from residents under existing leases at our properties. Therefore, our operating cash flow is dependent upon the rents that we are able to charge to our residents, and the ability of these residents to make their rental payments. We also receive management fees related to management of properties owned by third parties or held in joint ventures.

The Trust was formed in Maryland on July 9, 1993. The Trust was reorganized as an Alabama real estate investment trust in 1995. Our executive offices are located at 2101 Sixth Avenue North, Suite 750, Birmingham, Alabama, 35203 and our telephone number is (205) 250-8700. Our website address is www.colonialprop.com. The information contained on our website is neither part of nor incorporated into this prospectus.

RISK FACTORS

You should consider carefully the risks incorporated by reference in this prospectus, including under the heading “Risk Factors” beginning on page 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the other information contained in or incorporated by reference in this prospectus before deciding to invest in our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including, without limitation, the repayment of outstanding indebtedness, the future development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment and/or improvements to certain properties in our portfolio, working capital and other general purposes.

EARNINGS RATIOS

The following table sets forth (i) the Trust's ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred share distributions and (ii) CRLP's ratios of earnings to fixed charges, for each of the last five fiscal years.

	Years Ended December 31,
	2010	2009	2008	2007	2006
Colonial Properties Trust:
Ratio of Earnings to Fixed Charges	(1)	1.0	(1)	(1)	(1)
Ratio of Earnings to Combined Fixed Charges and Preferred Share Distributions	(2)	(2)	(2)	(2)	(2)
Colonial Realty Limited Partnership:
Ratio of Earnings to Fixed Charges	(3)	1.1	(3)	(3)	(3)
_____________________________
(1)    For the years ended December 31, 2010, 2008, 2007 and 2006, the aggregate amount of fixed charges exceeded the Trust's earnings by approximately $38.1 million, $110.2 million, $81.7 million and $22.9 million, respectively, which is the amount of additional earnings that would have been required to achieve a coverage ratio of 1.0x for such period. The deficiency of the ratio of earnings to fixed charges for all years presented is impacted by the classification of operations for assets held for sale and sold as discontinued operations. The deficiency of the coverage ratio for the year ended December 31, 2010 is primarily due to a decline in revenue as the result of pressure on net effective rents. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2008 is primarily due to the $116.9 million non-cash impairment charge related to our for-sale residential business and certain development projects. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2007 is primarily due to the $43.3 million non-cash impairment charge related to our for-sale residential business.

(2)    For the years ended December 31, 2010, 2009, 2008, 2007 and 2006, the aggregate amount of fixed charges and preferred share distributions exceeded the Trust's earnings by approximately $43.7 million, $6.9 million, $119.0 million, $95.1 million and $43.8 million, respectively, which is the amount of additional earnings that would have been required to achieve a coverage ratio of 1.0x for such period. The deficiency of the coverage ratio for all periods presented is impacted by the classification of operations for assets held for sale and sold as discontinued operations. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2010 is primarily due to a decline in revenues as the result of pressure on net effective rents. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2008 is primarily due to the $116.9 million non-cash impairment charge related to our for-sale residential business and certain development projects. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2007 is primarily due to the $43.3 million non-cash impairment charge related to our for-sale residential business.

(3)    For the years ended December 31, 2010, 2008, 2007 and 2006, the aggregate amount of fixed charges exceeded CRLP's earnings by approximately $30.9 million, $103.0 million, $74.4 million and $15.6 million, respectively, which is the amount of additional earnings that would have been required to achieve a coverage ratio of earnings of 1.0x for such period. The deficiency of the ratio of earnings to fixed charges for all years is impacted by the classification of operations for assets held for sale and sold as discontinued operations. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2010 is also due to a decline in revenues as the result of pressure on net effective rents. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2008 is primarily due to the $116.9 million non-cash impairment charge related to our for-sale residential business and certain development projects. The deficiency of the ratio of earnings to fixed charges for the year ended December 31, 2007 is primarily due to the $43.3 million non-cash impairment charge related to the our for-sale residential business.

For purposes of calculating these ratios, “earnings” is calculated by: (i) adding pre-tax income from continuing operations before adjustment for income or loss from equity investees; amortization of capitalized interest; distributed income of equity investees; and fixed charges; and (ii) subtracting interest capitalized; preference security dividend requirements of consolidated subsidiaries; and the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” is calculated by taking the sum of: (a) interest expensed and capitalized; (b) amortized premiums, discounts and capitalized expenses related to indebtedness; and (c) preference security dividend requirements of consolidated subsidiaries. The ratio of combined fixed charges and preferred share distributions of the Trust include distributions to holders of the Trust's then-outstanding Series C, Series D and Series E preferred shares.

DESCRIPTION OF COMMON SHARES OF BENEFICIAL INTEREST

General

The Trust's authorized shares include 125,000,000 common shares of beneficial interest, $0.01 par value per share, or common shares. The outstanding common shares entitle the holder to one vote on all matters presented to shareholders for a vote. Holders of common shares have no preemptive rights. As of May 3, 2011, the Trust had 83,455,130 common shares outstanding.

Common shares currently outstanding are listed for trading on the New York Stock Exchange. We will apply to the NYSE to list the additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed.

Both Alabama statutory law governing real estate investment trusts organized under the laws of that state, which we refer to as the Alabama REIT Law, and the Trust's declaration of trust provide that none of the Trust's shareholders will be personally liable for any of our obligations. The Trust's bylaws further provide that it shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder, and that the Trust shall reimburse each shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it will be the Trust's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Trust. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholder may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Trust. Inasmuch as the Trust will carry public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Trust's assets plus its insurance coverage would be insufficient to satisfy the claims against it and its shareholders.

Subject to such preferential rights as may be granted by the board of trustees in connection with the future issuance of preferred shares, holders of common shares are entitled to one vote per share on all matters to be voted on by shareholders and are entitled to receive ratably such dividends as may be declared on the common shares by the board of trustees in its discretion from funds legally available therefor. In the event of the liquidation, dissolution or winding up of the Trust, holders of common shares are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of the holders of preferred shares. Holders of common shares have no subscription, redemption, conversion or preemptive rights. Matters submitted for shareholder approval generally require a majority vote of the shares present and voting thereon, except that the reorganization, merger, consolidation or sale of all or substantially all of the Trust's assets require the affirmative vote of holders of a majority of the shares outstanding and entitled to vote thereon, and the termination of the Trust, the removal of trustees and the amendment of specified provisions of the Trust's declaration of trust require the affirmative vote of at least holders of two-thirds of the shares outstanding and entitled to vote thereon.

Restrictions on Ownership and Transfer

Ownership Limits. The Trust's declaration of trust contains certain restrictions on the number of common shares that individual shareholders may own. For the Trust to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year. The common shares must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Trust intends to maintain its qualification as a REIT, the Trust's declaration of trust contains restrictions on the ownership and transfer of common shares intended to ensure compliance with these requirements.

Subject to certain exceptions specified in the declaration of trust, no holder may own, or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code, more than 5% (the “Common Shares Ownership Limit”) of the issued and outstanding common shares. Members of the Lowder family (which includes Thomas and James Lowder, members of their family and various corporations and partnerships owned by them) are not subject to the Common Shares Ownership Limit, but they are prohibited from acquiring additional common shares if, as a result of such acquisition, a single member of the Lowder family would be considered to own beneficially more than 29% of the outstanding common shares, or any two members of the Lowder family would be considered to own beneficially more than 34% of the outstanding common shares, or any three members of the Lowder family would be considered to own beneficially more than 39% of the outstanding common shares or any four members of the Lowder family would be considered to own beneficially more than 44% of the outstanding common shares (the “Excluded Holder Limit”). In addition, they are prohibited from acquiring any common shares if such acquisition would cause five beneficial owners of common shares to beneficially own in the aggregate more than 50% in value of the outstanding common shares.

In addition to the foregoing ownership limits, no holder may own, directly or by attribution, more than 9.8% of the issued and outstanding common shares and preferred shares on a combined basis (the “Aggregate Ownership Limit”). Also, no holder may own, directly or by attribution, more than 9.8% of any class or series of preferred shares (the “Preferred Shares Ownership Limit”). The Common Shares Ownership Limit, the Excluded Holder Limit, the Preferred Shares Ownership Limit and the Aggregate Ownership Limit are referred to collectively herein as the “Ownership Limits.”

The board of trustees may increase the Ownership Limits from time to time, but may not do so to the extent that after giving effect to such increase five beneficial owners of shares could beneficially own in the aggregate more than 49% of the outstanding transferable shares of beneficial interest of the Trust of any class or series (“Shares”). The board of trustees may waive the Ownership Limits with respect to a holder if such holder's ownership will not then or in the future jeopardize the Trust's status as a REIT; provided, however, that, prior to granting any such waiver, the board of trustees may require a ruling from the IRS or an opinion of counsel satisfactory to it in order to determine or ensure the Trust's status as a REIT.

Excess Shares. If any person owns, either directly or constructively under the applicable attribution rules of the Internal Revenue Code, Shares in excess of any of the Ownership Limits (“Excess Shares”), which include limits where the acquisition or ownership of Shares would cause the Trust to fail to qualify as a REIT, such person will be deemed to have exchanged the Shares that cause an Ownership Limit to be exceeded for an equal number of Excess Shares. The Excess Shares will not be deemed issued to the person who exceeded the Ownership Limit, but instead will be held by the Trust as trustee of a trust for the exclusive benefit of a transferee (or transferees) to be designated by the Trust, provided that such designee is a person to whom an equal number of Shares could be transferred without violating the Ownership Limits. In addition, any purported transfer of Shares which would cause the transferee to hold Shares in excess of the Ownership Limits, shall be null and void. In such cases, the intended transferee will acquire no rights or economic interest in the Shares, and the transferor will be deemed instead to have transferred such Shares to the Trust in exchange for Excess Shares, which will be deemed to be held by the Trust as trustee of a trust for the exclusive benefit of the person or persons to whom the Shares can be transferred without violating the Ownership Limits. The Trust generally must designate a transferee within 30 days of an event which results in the deemed exchange for Excess Shares.

A person who holds or acquires Shares that shall have been deemed exchanged for Excess Shares will not be entitled to vote the Excess Shares and will not be entitled to receive any distributions (any distribution paid on Shares prior to the discovery by the Trust that such Shares have been exchanged for Excess Shares shall be repaid to the Trust upon demand, and any distribution declared but unpaid shall be rescinded). Such person shall be entitled to receive consideration paid by the Trust's designated transferee in an amount that is equal to the lesser of (i) in the case of a deemed exchange for Excess Shares resulting from a transfer for value, the price paid for the Shares in such transfer, or, in the case of a deemed exchange for Excess Shares resulting from some other event, the market price, on the date of the deemed exchange, of the Shares deemed exchanged, and (ii) the market price of the Shares for which such Excess Shares are deemed to be exchanged, on the date of the designation of the transferee. Any amount paid by the designated transferee in excess of the amount described in the preceding sentence will be paid to the Trust. For these purposes, the market price on a given date is determined by reference to the average closing price of the Shares for the five preceding days. The Excess Shares so transferred will automatically be deemed to be exchanged for Shares. Excess Shares may be purchased by the Trust for the lesser of (i) in the case of a deemed exchange for Excess Shares resulting from a transfer for value, the price paid for the Shares in such transfer, or, in the case of a deemed exchange for Excess Shares resulting from some other event, the market price, on the date of the deemed exchange, of the Shares deemed exchanged, and (ii) the market price of the Shares for which such Excess Shares are deemed to be exchanged, on the date the Trust purchases the Excess Shares.

The board of trustees has the authority at any time to waive the requirement that Excess Shares be issued or be deemed outstanding in accordance with the provisions of the declaration of trust if the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding would, in the opinion of counsel, jeopardize the status of the Trust as a REIT for federal income tax purposes.

All certificates representing common shares will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or regulations thereunder) of the issued and outstanding common shares must file a written notice with the Trust containing the information specified in the declaration of trust no later than December 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Trust in writing such information as the Trust may request in good faith in order to determine the Trust's status as a REIT.

Registrar and Transfer Agent

The registrar and transfer agent for the common shares is Computershare Investor Services, Inc.

Certain Provisions of Alabama Law and Our Declaration of Trust and Bylaws
The following summary of certain provisions of Alabama law and of the Trust's declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Alabama law and to the Trust's declaration of trust and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including the Trust's declaration of trust and bylaws.
Number of Trustees; Vacancies
The Trust's declaration of trust provides that the number of its trustees may be increased or decreased by a two-thirds vote of the trustees then in office or by the affirmative vote of a majority of the shareholders, but may not be fewer than three nor more than 15. The Trust's board of trustees is currently comprised of 10 trustees. Our bylaws provide that any vacancy, including a vacancy created by an increase in the number of trustees, may be filled only by a majority of the remaining trustees. Pursuant to the Trust's declaration of trust, each of its trustees is elected by its shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualified.
Removal of Trustees
The Trust's declaration of trust provides that a trustee may be removed with or without cause only at a meeting of the shareholders called for that purpose, by the affirmative vote of the holders of at least two-thirds of the shares then outstanding and entitled to vote in the election of trustees. Absent removal of all of the Trust's trustees, this provision, when coupled with the provision in the Trust's bylaws authorizing the board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees and filling the vacancies created by such removal with their own nominees.
Merger, Amendment of Declaration of Trust
Under Alabama REIT law, an Alabama real estate investment trust generally cannot dissolve, amend its declaration of trust or merge with another entity unless recommended by the board of trustees and approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter, is set forth in the declaration of trust. Under the Trust's declaration of trust, the Trust may not merge with or into another entity, or sell or otherwise dispose of all or substantially all of its assets, unless such merger is approved by the affirmative vote of the holders of a majority of the shares then outstanding and entitled to vote on the matter. The Trust's declaration of trust generally provides that amendments to the declaration of trust must be adopted by the trustees and approved by the affirmative vote of the holders of a majority of the shares then outstanding and entitled to vote on the matter. However, the provisions of the declaration of trust on removal of trustees and termination of the Trust cannot be amended without the affirmative vote of the holders of two-thirds of the shares then outstanding and entitled to vote on the matter. In addition, under Alabama REIT law and the Trust's declaration of trust, trustees are permitted, upon a two-thirds vote of the board of trustees and without any action by the shareholders, to amend the declaration of trust from time to time as necessary to enable the trust to qualify as a REIT under the Internal Revenue Code or Alabama REIT law. The trustees may also, upon a two-thirds vote of the board of trustees and without any action by the shareholders, amend the declaration of trust as necessary to increase or decrease the aggregate number of shares or the number of shares of any class that the Trust has authority to issue.
Limitation of Liability and Indemnification
The Alabama REIT law permits an Alabama real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust or its shareholders for money damages except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding.

The Trust's declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by the Alabama REIT law.
The Trust's declaration of trust requires the Trust, to the full extent required or permitted by Alabama law and as authorized by the Trust's bylaws, to indemnify its trustees and officers, including the advance of expenses, whether serving the Trust or at its request any other entity. In addition, the Trust's bylaws require it, to the maximum extent permitted by Alabama law, to indemnify each present or former trustee or officer who is made a party to a proceeding by reason of his or her service to the Trust and has been successful, on the merits or otherwise, in the defense of such proceeding.
In accordance with Alabama law, the Trust's bylaws require it to indemnify any present or former trustee or officer made party to a proceeding by reason of such status against reasonable expenses incurred in connection with the proceeding if the trustee or officer:

•	conducted himself or herself in good faith; and

•	reasonably believed:

•	in the case of conduct in his or her official capacity with the Trust, that the conduct was in the Trust's best interests; and

•	in all other cases, that the conduct was at least not opposed to the Trust's best interests; and

•	in a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

However, Alabama law prohibits the Trust from indemnifying its present and former trustees and officers if the trustee or officer:

•	in a proceeding by the Trust or in a derivative action, was adjudged liable to the Trust; or

•	in any other proceeding charging improper personal benefit, was adjudged liable for receipt of an improper personal benefit, whether or not involving action in his or her official capacity.

As a condition to advancing expenses in certain circumstances, Alabama law and the Trust's bylaws require the Trust to:

•	obtain a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•	obtain a written undertaking from the trustee or officer to repay the amount reimbursed if it is determined that the necessary standard of conduct was not met; and

•	determine, in accordance with Alabama law, that the facts then known to those making the determination would not preclude indemnification.

Meetings of Shareholders
Under the Trust's bylaws, annual meetings of shareholders are to be held each year during the second calendar quarter on a date and at a time set by the trustees. Subject to the rights of the holders of any series of preferred shares to elect additional trustees in specified circumstances, special meetings of the shareholders may be called by the president or the chairman of the board of trustees, and shall be called by the president, the chairman of the board of trustees or the secretary upon the written request of shareholders holding outstanding shares representing at least 25% of all votes entitled to be cast at the special meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. The Trust's bylaws provide that any action required or permitted to be taken by its shareholders must be taken at an annual or special meeting of shareholders and may not be taken by written consent of such shareholders.
Advance Notice of Trustee Nominations and New Business
The Trust's bylaws provide that, with respect to an annual meeting of shareholders, nominations of persons for election to our board of trustees and the proposal of business to be considered by shareholders at the annual meeting may be made only:

•	pursuant to the Trust's notice of the meeting;

•	by or at the direction of the board of trustees; or

•	by a shareholder who is entitled to vote at the meeting and who complied with the advance notice procedures set forth in the Trust's bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the board of trustees may be made only:

•	pursuant to the Trust's notice of the meeting;

•	by or at the direction of the board of trustees; or

•
provided that the board of trustees has determined that trustees shall be elected at such special meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in the Trust's bylaws.

Possible Anti-Takeover Effect of Certain Provisions of the Trust's Declaration of Trust and Bylaws
The limitations on removal of trustees, the prohibition on shareholder action by written consent, the restrictions on the acquisition of the Trust's shares of beneficial interest, the power to issue additional common shares or preferred shares and the advance notice provisions of the Trust's bylaws could have the effect of delaying, deterring or preventing a transaction or a change in the control that might involve a premium price for holders of the common shares or might otherwise be in their best interest.

DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

The Trust's authorized shares include 20,000,000 preferred shares of beneficial interest, $0.01 par value per share, or preferred shares. As of May 3, 2011, 2,000,000 preferred shares have been designated as 7.25% Series B Cumulative Redeemable Preferred Shares (“Series B Preferred Shares”). No preferred shares were issued and outstanding as of May 3, 2011.

In February 1999, CRLP issued 2,000,000 units of 8.875% Series B Cumulative Redeemable Preferred Units (the “Series B Preferred Units”), valued at $100.0 million in a private placement, net of offering costs of $2.6 million. On February 18, 2004, CRLP modified the terms of the Series B Preferred Units. Under the modified terms, the Series B Preferred Units bear a distribution rate of 7.25% and are redeemable at the option of CRLP, in whole or in part, after February 24, 2009, at the cost of the original capital contribution plus the cumulative priority return, whether or not declared. The terms of the Series B Preferred Units were further modified on March 14, 2005 to extend the redemption date from February 24, 2009 to August 24, 2009. The Series B Preferred Units are exchangeable for Series B Preferred Shares of the Trust, in whole or in part at anytime on or after January 1, 2014, at the option of the holders. As of May 3, 2011, 1,000,000 Series B Preferred Units were outstanding.

Under the Trust's declaration of trust, the board of trustees may from time to time establish and issue one or more series of preferred shares, subject to any shareholder approval required by the Constitution of the State of Alabama. The trustees may classify or reclassify any unissued preferred shares by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.

The following description of the preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Trust's declaration of trust and bylaws.

General

The board of trustees is empowered by the Trust's declaration of trust to designate and issue from time to time one or more series of preferred shares. The board of trustees may determine the relative rights, preferences and privileges of each series of preferred shares so issued. Because the board of trustees has the power to establish the preferences and rights of each series of preferred shares, it may afford the holders of any series of preferred shares preferences, powers and rights, voting or otherwise, senior to the rights of holders of common shares. The preferred shares will, when issued, be fully paid and nonassessable.

The prospectus supplement relating to any preferred shares offered thereby will contain the specific terms thereof, including, without limitation:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for such preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the Trust's affairs;

•
any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the Trust's affairs;

•	whether interests in such preferred shares will be represented by depositary shares; and

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the Trust's status as a REIT.
Rank

Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust, rank (i) senior to all classes or series of the Trust's common shares and to all equity securities ranking junior to such preferred shares; (ii) on parity with all equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank on parity with the preferred shares; and (iii) junior to all equity securities issued by the Trust, the terms of which specifically provide that such equity securities rank senior to the preferred shares. The term “equity securities” does not include convertible debt securities.

Dividends

Holders of the preferred shares of each series will be entitled to receive, when, as and if declared by the board of trustees, out of the Trust's assets legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on the Trust's share transfer books on such record dates as shall be fixed by the board of trustees. A person who holds or acquires preferred shares that have been deemed exchanged for Excess Shares will not be entitled to receive any dividends or other distributions (any distribution paid on preferred shares prior to the discovery by the Trust that such preferred shares have been exchanged for Excess Shares shall be repaid to the Trust upon demand, and any distribution declared but unpaid shall be rescinded).

Dividends on any series of preferred shares may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of trustees fails to declare a dividend payable on a dividend payment date on any series of the preferred shares for which dividends are non-cumulative, then the holders of such series of the preferred shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

Unless otherwise specified in the prospectus supplement, if any preferred shares of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any shares of any other series ranking, as to dividends, on a parity with or junior to the preferred shares of such series for any period unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of preferred shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the preferred shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with the preferred shares of such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share of preferred shares of such series and such other series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend) and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in common shares or other shares ranking junior to the preferred shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the common shares, or any other shares ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation, nor shall any common shares, or any other capital shares of the Trust ranking junior to or on a parity with the preferred shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust (except by conversion into or exchange for other shares ranking junior to the preferred shares of such series as to dividends and upon liquidation).

Redemption

If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at the Trust's option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that shall be redeemed by the Trust in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

Notwithstanding the foregoing, unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends on all preferred shares of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series of preferred shares does not have a cumulative dividend, full dividends of the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no preferred shares of any series shall be redeemed unless all outstanding preferred shares of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the Trust's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series. In addition, unless (i) if such series of preferred shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of preferred shares does not have a cumulative dividend, full dividends on the preferred shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust shall not purchase or otherwise acquire directly or indirectly any preferred shares of such series (except by conversion into or exchange for shares ranking junior to the preferred shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred shares of such series to preserve the Trust's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

If fewer than all of the outstanding preferred shares of any series are to be redeemed, the Trust will determine the number of shares to be redeemed and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares), by lot or by any other equitable method determined by the Trust that will not result in the issuance of any Excess Shares.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred shares of any series to be redeemed at the address shown on the Trust's share transfer books. Each notice shall state: (i) the redemption date; (ii) the number and series of preferred shares to be redeemed; (iii) the redemption to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all of the preferred shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of preferred shares to be redeemed from each such holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by the Trust in trust for the benefit of the holders of any preferred shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such preferred shares, the preferred shares will no longer be deemed to be outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust's affairs, before any distribution or payment shall be made to the holders of the Trust's common shares or any other class or series of shares ranking junior to the preferred shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust, the holders of each series of preferred shares shall be entitled to receive out of the Trust's assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of the Trust's remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the Trust's available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of the Trust's shares ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of preferred shares, the Trust's remaining assets shall be distributed among the holders of any other classes or series of capital shares ranking junior to the preferred shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the Trust's property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

Voting Rights

Holders of preferred shares will not have any voting rights, except as from time to time required by law or as indicated in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred shares is convertible into common shares will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred shares.

Shareholder Liability

As discussed above under “Description of Common Shares of Beneficial Interest - General,” applicable Alabama law provides that no shareholder, including holders of preferred shares, shall be personally liable for the acts and obligations of the Trust and that the Trust's funds and property shall be the only recourse for such acts or obligations.

Restrictions on Ownership

As discussed above under “Description of Common Shares of Beneficial Interest - Restrictions on Ownership and Transfer - Ownership Limits,” for the Trust to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), not more than 50% in value of the Trust's outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the declaration of trust provides that (subject to certain exceptions) no holder of preferred shares may own, directly or by attribution, more than 9.8% of any class or series of preferred shares. In addition, no holder may own, directly or by attribution, more than 9.8% of the issued and outstanding common shares and Preferred Shares. For a more detailed discussion of these restrictions, see “Description of Common Shares of Beneficial Interest - Restrictions on Ownership and Transfer.”

Registrar and Transfer Agent

The registrar and transfer agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

The Trust may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement among the Trust, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred shares represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred shares represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred shares by the Trust to the preferred share depositary, the Trust will cause the preferred share depositary to issue, on the Trust's behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from the Trust upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with the Trust's approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into Excess Shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred share depositary (unless the related depositary shares have previously been called for redemption or converted into Excess Shares), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of the preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever the Trust redeems preferred shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided the Company shall have paid in full to the preferred share depositary the redemption price of the preferred shares (payable in cash or other property, as specified by the applicable prospectus supplement) to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares), by lot or by any other equitable method determined by the Trust that will not result in the issuance of any Excess Shares.

From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such preferred shares. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder's depositary shares. The preferred share depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and the Trust will agree to take all reasonable action which may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred share depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of the Trust's liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The depositary shares, as such, are not convertible into common shares or any of the Trust's other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct the Trust to cause conversion of the preferred shares represented by the depositary shares evidenced by such depositary receipts into whole common shares, other preferred shares (including Excess Shares) or other shares of beneficial interest, and the Trust agrees that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion, and if such conversion would result in a fractional share being issued, the Trust will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares that represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the Trust and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by the Trust upon not less than 30 days' prior written notice to the preferred share depositary if (i) such termination is necessary to assist in maintaining the Trust's status as a REIT or (ii) holders of at least a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. The Trust has agreed that if the deposit agreement is terminated to assist in maintaining the Trust's status as a REIT, then, if the depositary shares are listed on a national securities exchange, the Trust will use its best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with the Trust's liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each share of the related preferred shares shall have been converted into the Trust's shares of beneficial interest not so represented by depositary shares.

Charges of Preferred Share Depositary

The Trust will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, the Trust will pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to the Trust notice of its election to do so, and the Trust may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from the Trust which are received by the preferred share depositary with respect to the related preferred shares.

    Neither the preferred share depositary nor the Trust will be liable if the preferred share depositary is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The Trust's obligations and the preferred share depositary's under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and the Trust and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. The Trust and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Trust, on the other hand, the preferred share depositary shall be entitled to act on such claims, requests or instructions received from the Trust.

Restrictions on Ownership

Holders of depositary receipts will be subject to the ownership restrictions of our charter. See “Description of Common Shares of Beneficial Interest - Restrictions On Ownership and Transfer.”

DESCRIPTION OF WARRANTS

The Trust may issue warrants for the purchase of common shares, preferred shares and depositary shares representing preferred shares. The Trust may issue warrants independently or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Trust and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency in which the price of prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security offered thereby;

•	the date, if any, on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased and any provisions for changes or adjustments to the exercise price;

•	the date on which the right to exercise warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book entry procedures, if any;

•	a discussion of material federal income tax consequences; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The Trust may issue rights to its shareholders for the purchase of common shares. Each series of rights will be issued under a separate rights agreement to be entered into between the Trust and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as the Trust's agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate amount of common shares purchasable upon exercise of such rights and the exercise price;

•	the aggregate amount of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other material terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF GUARANTEES

The Trust will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of CRLP not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guaranty and the indenture or supplement thereto. If the debt securities of CRLP are rated investment grade by at least one nationally recognized statistical organization at the time of issuance, the Trust may or may not guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise. The particular terms of any guarantee will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general provisions of the debt securities of CRLP that may be offered by means of this prospectus. The particular terms of the debt securities being offered, including any conversion or exchange features, and the extent to which such general provisions described below apply will be described in a prospectus supplement relating to such debt securities.
The terms “we,” “us” and “our” as used in the following description of debt securities refer to CRLP unless the context requires otherwise.
Any debt securities offered by means of this prospectus will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee. We refer to our indenture, as amended or supplemented, as the “indenture.” The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee or as described below under “Where to Find Additional Information.” The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of some, but not all, of the provisions of the indenture and debt securities and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and such debt securities. Unless otherwise specified, all section references appearing in this summary are to sections of the indenture. The debt securities offered by means of this prospectus will be offered for cash.
General
The debt securities will be our direct, unsecured recourse obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Except as set forth in the indenture or in one or more supplemental indentures described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees of the Trust, as our general partner, or as established in, or in accordance with, the indenture or in one or more supplemental indentures. All debt securities of one series do not have to be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of such series (Section 301). The debt securities, while recourse to all of our assets, will not be recourse to the Trust as our general partner.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series (Section 608). In the event that two or more persons are acting as trustee with respect to different series of debt securities, such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee, and, except as otherwise indicated in this summary or in the indenture, any action described to be taken by each trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture (Section 609).
The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the title of such debt securities;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•
the percentage of the principal amount at which such debt securities will be issued and, if other than the entire principal amount, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate or rates shall be determined;

•
the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any interest will be payable, the regular record dates for interest payment dates, or the method by which such interest payment dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•
the place or places (other than or in addition to the City of New York) where the principal of (and premium and Make-Whole Amount, if any) and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer, exchange or conversion and where notices or demands to or upon us in respect of such debt securities and the indenture may be served;

•
the period or periods within which, the price or prices at which, and the other terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at our option, if we are to have the option to redeem;

•
our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date and dates on which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to our obligation to redeem, repay or repurchase such debt securities;

•
if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•
whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to events of default or covenants set forth in the indenture;

•
whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple of $1,000 and, if in bearer form, the denominations thereof if other than $5,000 and the terms and conditions relating thereto;

•
the applicability, if any, of the defeasance and covenant defeasance provisions of Article Fourteen of the indenture, and any provision in modification of, in addition to, or in lieu of any of the provisions of such Article Fourteen;

•
whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	the terms and conditions, if any, upon which such debt securities may be subordinated to our other debt;

•
the terms and conditions, if any, upon which such debt securities may be convertible into or exchangeable for capital stock or other securities of CRLP or any other person and the terms and conditions upon which such conversion or exchange may be effected;

•	whether and under what circumstances the Trust or any other person will guarantee the debt securities of any series;

•	the appointment of any additional agents under the indenture; and

•	any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to such debt securities as “Original Issue Discount Securities.” Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.
Except as described below under “Certain Covenants-Limitations on Incurrence of Debt” beginning on page 24 of this prospectus, the indenture does not contain any provisions that would limit our ability to incur debt or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. Restrictions on ownership and transfers of the Trust's common shares of beneficial interest and preferred shares of beneficial interest are designed to preserve its status as a REIT and, therefore, may act to prevent or hinder a change of control. See “Description of Common Shares of Beneficial Interest - Restrictions on Ownership and Transfer.” You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of us that are described below in this prospectus, including any addition of a covenant or other provision providing event risk or similar protection.
Guarantees
Colonial Properties Trust will fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance by CRLP, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of the applicable guarantee and the Indenture. If the debt securities of CRLP are rated investment grade by at least one nationally recognized statistical organization at the time of issuance, the Trust may or may not guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, such debt securities, whether at maturity, by acceleration, redemption or repayment or otherwise.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series offered by means of this prospectus will be issuable in denominations of $1,000 and integral multiples of $1,000 (Section 302).
Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the register for the debt securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 305, 306, 307 and 1002).
Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may be paid by us at our election either:

•
to the person in whose name such debt security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the trustee, and notice whereof shall be given to the holder of such debt security not less than ten days prior to such special record date; or

•
at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such debt securities may be listed, all as more completely described in the indenture (Section 307).

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of such debt securities at the corporate trust office of the trustee referred to above. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for registration of transfer or for exchange or redemption must (if so required by us or the registrant) be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305). If the applicable prospectus supplement refers to any paying agent (in addition to the trustee) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of such paying agent or approve a change in the location through which any such paying agent acts, except that we will be required to maintain a paying agent in each place of payment for such series. We may at any time designate additional paying agents with respect to any series of debt securities offered by means of this prospectus (Section 1002).

Neither we nor the trustee shall be required to:

•
issue, register the transfer of or exchange debt securities of any series if such debt securities may be among those selected for redemption during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid (Section 305).

Merger, Consolidation or Sale
We will be permitted to consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•
either we shall be the continuing entity, or the successor entity shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•
immediately after giving effect to such transaction and treating any indebtedness that becomes our obligation or the obligation of any of our Subsidiaries (as defined below) as a result thereof as having been incurred by us or our Subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer's certificate and legal opinion covering such conditions described above shall be delivered to the trustee (Sections 801 and 803).

As used in this prospectus, “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our Subsidiaries. For the purposes of this definition, “voting stock” means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Certain Covenants
Limitations on Incurrence of Debt. Under the indenture, we will not, and we will not permit any Subsidiary to, incur any Debt (as defined below), other than intercompany Debt, (representing Debt to which only the parties are the Company and any Subsidiary, but only so long as such Debt is held solely by us or any Subsidiary, and provided that, in the case of Debt owed to Subsidiaries, such Debt is subordinate in right of payment to the debt securities), if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all our outstanding Debt and that of our Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of:

•
our Total Assets (as defined below) as of the end of the fiscal quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of such additional Debt; and

•
the increase in Total Assets from the end of such quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase, together with Total Assets, being referred to herein as “Adjusted Total Assets”) (Section 1004(a)).

In addition to the foregoing limitations on the incurrence of Debt, we will not, and we will not permit any Subsidiary to, incur any Debt other than intercompany Debt (representing Debt to which the only parties are us and any Subsidiaries, but only so long as such Debt is held solely by us or any Subsidiary and provided that, in the case of Debt owed to Subsidiaries, such Debt is subordinate in right of payment to the debt securities) if, for the period consisting of the four consecutive fiscal quarters most recently ended for which financial statements have been filed under the Exchange Act prior to the date on which such additional Debt is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by us or our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by us or our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of an acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge (Section 1004(b)).
Further, we will not, and we will not permit any Subsidiary to, incur any Debt secured by any mortgage, trust deed, deed of trust, deed to secure debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in our or our Subsidiaries' real property or other tangible assets, whether owned at the date of the indenture or thereafter acquired, which we refer to as “Secured Debt,” if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Secured Debt and the outstanding Secured Debt of our Subsidiaries on a consolidated basis is greater than 40% of our Adjusted Total Assets (Section 1004(c)).
Maintenance of Unencumbered Total Asset Value. Under the indenture, we will at all times maintain an Unencumbered Total Asset Value (as defined below) in an amount not less than 150% of the aggregate principal amount of all of our outstanding Debt and the outstanding Debt of our Subsidiaries that is not Secured Debt (Section 1004(d)).
Existence. Except as described under “Merger, Consolidation or Sale” on page 24 of this prospectus, we will do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights (by partnership agreement and statute) and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that the preservation of the right or franchise is no longer desirable in the conduct of our business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1006).
Maintenance of Properties. Under the indenture, we will cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and we will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of the material properties, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of for value our properties in the ordinary course of business (Section 1007).
Insurance. Under the indenture, we will, and we will cause each of our Subsidiaries to, maintain insurance coverage on all insurable property against loss or damage at least equal to their then fully insurable value by financially sound and reputable insurance companies (Section 1008).
Payment of Taxes and Other Claims. Under the indenture, we will pay or discharge or cause to be paid or discharged, before they shall become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any Subsidiary or upon our income, profits or property or the income, profits or property of any Subsidiary; and

•
all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any Subsidiary unless such lien would not have a material adverse effect upon such property, provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (Section 1009).

Reports by the Company. Under the indenture, whether or not we are required to file reports under the Exchange Act, we will, to the extent permitted by the SEC, file with the SEC the annual reports and other information, documents and reports which we would have been required to file with the SEC pursuant to the Exchange Act if we were subject to the reporting provisions. We also will in any event:

•	within 15 days of after we file the same with the SEC, deliver to the trustee, for further delivery to the holders upon request, copies of such information, documents and other reports; and

•
within 30 days after the filing thereof with the trustee, transmit by mail to all holders of debt securities, as their names and addresses appear in the security register, such summaries of any information, documents and reports as may be required to filed by the Company pursuant to the rules and regulations of the SEC.

We intend to file the reports referenced above with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC's Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system or any successor system. Compliance with the foregoing shall constitute delivery by us of such reports to the trustee and the holders (Section 703).
As used in this prospectus, the following terms have the following definitions.
“Annual Service Charge” as of any date means the amount of any interest expensed during the four consecutive fiscal quarters most recently ended for which financial statements have been filed under the Exchange Act prior to such date.
“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income (as defined below) of us and our Subsidiaries plus amounts which have been deducted for:

•	interest on our Debt and Debt of our Subsidiaries;

•	provision for our taxes and the taxes of our Subsidiaries based on income;

•	amortization of debt discount;

•	provisions for gains on properties;

•	depreciation and amortization;

•	the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period;

•	amortization of deferred charges; and

•	non-cash impairment charges.

“Consolidated Net Income” for any period means the amount of net income (or loss) of us and our Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Debt” of us or any Subsidiary means any indebtedness of ours or of any Subsidiary, whether or not contingent, in respect of:

•	borrowed money evidenced by bonds, notes, debentures or similar instruments;

•	debt secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or any Subsidiary; or

•
reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable;

•
but only to the extent that any of the items described above (other than letters of credit) would appear as a liability on our consolidated balance sheet in accordance with generally accepted accounting principles. In addition, “Debt” also includes:

•	any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

•
to the extent not otherwise included, any obligation of ours or of any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person that would appear as a liability on such person's consolidated balance sheet in accordance with generally accepted accounting principles (other than us or any Subsidiary).

“Debt” shall be deemed to be incurred by us and our Subsidiaries on a consolidated basis whenever we and our Subsidiaries on a consolidated basis create, assume, guarantee or otherwise become liable in respect thereof; Debt of a Subsidiary existing prior to the time it becomes our Subsidiary shall be deemed to be incurred upon such Subsidiary's becoming our Subsidiary; and Debt of a person existing prior to a merger or consolidation of such person with us or any Subsidiary in which such person is our successor or the successor of such Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation).
“Recourse Indebtedness” means Debt other than Secured Debt as to which the liability of the obligor thereon is limited to its interest in the collateral securing such Secured Debt, provided that no such Secured Debt shall constitute Recourse Indebtedness by reason of provisions therein for imposition of full recourse liability on the obligor for certain wrongful acts, environmental liabilities, or other customary exclusions from the scope of so-called "non-recourse" provisions.

“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets (as defined below) and (ii) all of our other assets and the assets of our Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).
“Undepreciated Real Estate Assets” as of any date means the cost (i.e., original cost plus cost of capital improvements) of our real estate assets and the real estate assets of our Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unencumbered Total Asset Value” as of any date means the Adjusted Total Assets which are not securing any portion of Secured Debt.
Additional Covenants and/or Modifications to the Covenants Described Above
Any additional covenants and/or modifications to the covenants described above with respect to any debt securities or series thereof offered by means of this prospectus will be described in the prospectus supplement relating to such debt securities.
Events of Default, Notice and Waiver
The indenture provides that the following events are “events of default” with respect to any series of debt securities issued thereunder:

•	default for 30 days in the payment of any interest upon or any additional amounts on any debt security of such series;

•	default in the payment of principal of (or premium or Make-Whole Amount, if any, on) any debt security of such series when it becomes due and payable at its maturity;

•	default in making any sinking fund payment as required for any debt security of such series;

•
default in the performance or breach of any other covenant or warranty of ours contained in the indenture with respect to any debt securities of such series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for 60 days after written notice as provided in the indenture;

•
default in the payment of an aggregate principal amount exceeding $20,000,000 of Recourse Indebtedness , such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such debt, but only if such debt is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us as provided in the indenture;

•
certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, assignee, liquidator or trustee of us or any Significant Subsidiary (as defined below) or the property of either; and

•	any other event of default provided with respect to a particular series of debt securities (Section 501).

As used in this prospectus, “Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” within the meaning of Regulation S-X promulgated under the Securities Act.
If an event of default under the indenture with respect to debt securities of any series at the time outstanding occurs and is continuing (other than with respect to an event of default in the penultimate bullet point above with respect to us, which shall result in an automatic acceleration), then and in every such case the trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal of (or, if the debt securities of that series are Original Issue Discount Securities (as defined above under the heading “Description of Debt Securities - General”) or indexed securities, such portion of the principal amount as may be specified in the terms thereof), and premium (if any) and accrued interest on, the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders), and upon any such declaration such principal, premium (if any), and accrued interest or specified portion thereof shall become immediately due and payable. However, at any time after such a declaration of acceleration with respect to debt securities of such series has been made, and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences if:

•
we shall have paid or deposited with the trustee all overdue installments of interest on and any additional amounts payable in respect of all outstanding debt securities and all required payments of the principal of (and premium or Make-Whole Amount, if any on) any debt securities of such series, plus certain reasonable compensation, expenses, disbursements and advances of the trustee; and

•
all events of default, other than the non-payment of accelerated principal of (or premium or Make-Whole Amount, if any) or interest on debt securities of that series, with respect to debt securities of such series have been cured or waived as provided in the Indenture (Section 502).

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or additional amounts payable in respect of any debt security of such series;

•	in the conversion or exchange of any debt securities in accordance with their terms; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on or any additional amounts with respect to any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of the trustee in good faith consider such withholding of notice to be in the interest of those holders (Section 601).
The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee or for any remedy thereunder, except in the cases of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity or security reasonably satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest on such debt securities at the respective due dates thereof (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless such holders shall have offered to the trustee reasonable security or indemnity (Section 602). The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon such trustee. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture or with the debt securities of any series, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein or if the holders of debt securities have not provided the trustee with security or indemnity reasonably satisfactory to the trustee (Section 512).
Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers of the Trust, stating whether or not such officer has knowledge of our compliance with all conditions and covenants under the indenture and, in the event of any non-compliance, specifying such non-compliance and the nature and status thereof (Section 1011).
Modification of the Indentures
Modifications and amendments of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such debt security affected thereby:

•	change the stated maturity of the principal of (or premium or Make-Whole Amount, if any on) or any installment of principal of or interest on, any such debt security;

•
reduce the principal amount of, or the rate or amount of interest on or any additional amounts payable in respect of, or any premium payable on redemption of any such debt security, or change any of our obligations to pay additional amounts pursuant to the indenture or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any such debt security;

•	change the place of payment where, or the currency in which, any debt securities or any premium or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof with respect to any such debt security;

•
reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (Section 902).

The holders of not less than a majority in principal amount of all outstanding debt securities of each series affected thereby have the right to waive compliance by us with certain covenants in the indenture (Section 1013).
Modifications and amendments of the indenture may be permitted to be made by us and the trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures relating to debt securities convertible or exchangeable into capital stock or other securities, as the case may be;

•
to evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•
(i) to cure any ambiguity, defect or inconsistency in the indenture, or (ii) to make any other provisions with respect to matters arising under the indenture which are not inconsistent with the indenture provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

•
the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be (or shall have been declared to be) due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding clause);

•
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor shall be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Section 1501). A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture (Section 1502). Except for any consent that must be given by the holder of each debt security affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened and at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1504).
Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected thereby, or the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1504).

Discharge, Defeasance and Covenant Defeasance
We may be permitted under the indenture to discharge certain obligations to holders of any series of debt securities issued thereunder that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such debt securities in respect of principal (and premium or Make-Whole Amount, if any) and interest and any additional amounts with respect thereto, to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401).
The indenture provides that, if the provisions of Article Fourteen of the indenture are made applicable to the debt securities of or within any series pursuant to Section 301 of the indenture, we may elect either:

•
to defease and be discharged from any and all obligations with respect to such debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), which we refer to as a “defeasance” (Section 1402); or

•
to be released from its obligations with respect to such debt securities under certain specified sections of Article Ten of the indenture as specified in the applicable prospectus supplement, such that any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities, which we refer to as a “covenant defeasance” (Section 1403), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay and discharge the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such outstanding debt securities, or analogous payments thereon, on the stated maturity date therefor.
Such a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 1404).
As used in this prospectus, “Government Obligations” means securities which are:

•
direct obligations of the United States of America or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•
obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments that issued the foreign currency in which the debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America or such government or governments, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101).
Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•
the holder of a debt security of such series is entitled to, and does, elect pursuant to the indenture or the terms of such debt security to receive payment in a currency or currency unit other than that in which such deposit has been made in respect of such debt security; or

•	a Conversion Event (as defined below) occurs in respect of the currency or currency unit in which such deposit has been made,

the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property deposited in respect of such debt security into the currency or currency unit in which such debt security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate (Section 1405).
As used in this prospectus, “Conversion Event” means the cessation of use of:

•
a foreign currency other than the Euro both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•
the Euro both within the member states of the European Union that have adopted the single currency in accordance with the treaty establishing the European Community as amended by the treaty of the European Union and for the settlement of transactions by public institutions of or within the European Union; or

•	any other currency for the purposes for which it was established.

In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than the event of default described in the fourth clause under “Events of Default, Notice and Waiver,” on page 27 of this prospectus, with respect to certain specified sections of Article Ten of the indenture (which sections would no longer be applicable to such debt securities as a result of such covenant defeasance) or described in the seventh clause under “Events of Default, Notice and Waiver,” on page 27 of this prospectus, with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Redemption of Securities
The indenture provides that the debt securities may be redeemed at any time at our option, in whole or in part, at the redemption price specified in the indenture, except as may otherwise be provided in connection with any debt securities or series thereof.
From and after notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price (Section 1106).
Notice of any optional redemption of any debt securities will be given to holders at their addresses, as shown in the security register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by such holder to be redeemed (Section 1104).
If we elect to redeem debt securities, we will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date (Section 1102). If less than all the debt securities are to be redeemed, the trustee shall select the debt securities to be redeemed in such manner as it shall deem fair and appropriate (Section 1103).
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.
Trustee
Deutsche Bank Trust Company Americas is the trustee under the indenture.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
A summary of the material federal income tax consequences to related to the ownership and disposition of the securities is set forth in our Current Report on Form 8-K, filed with the SEC on May 6, 2011 (as amended or supplemented from time to time), and incorporated by reference in this prospectus. The summary is for general information only and does not constitute tax advice. It does not reflect every possible tax outcome or consequence that could result from owning the securities. In addition, it does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your ownership of the securities.

THE ALABAMA REAL ESTATE INVESTMENT TRUST ACT
The Alabama Real Estate Investment Trust Act (the “Act”), which was enacted in July 1995, generally conforms the treatment of REITs (such as the Trust) under Alabama tax law to federal law for tax years beginning after December 31, 1994. In particular, the Act specifically permits REITs to deduct dividends paid in computing taxable income for Alabama income tax purposes. Under Alabama law, each beneficiary of a REIT is required to report and pay Alabama tax on its share of the REIT's income to the extent described below. An individual who is an Alabama resident is required to report and pay tax on its entire share of the REIT's income, regardless of the source of that income. An individual who is not resident in Alabama for Alabama state income tax purposes is required to report and pay tax only on income considered to be Alabama source income (i.e., income that would be subject to tax in Alabama if received directly by the individual). For this purpose, however, income derived from a REIT with respect to stock or securities is not considered to be Alabama source income merely because the securities are issued by a corporation organized under Alabama law or doing business in Alabama. Similar treatment applies to a corporate beneficiary of a REIT that is not organized or otherwise engaged in a “trade or business” in Alabama. The Trust has received an opinion from special Alabama tax counsel to the effect that so long as the Trust's sole assets consist of stock and securities of other corporations or partnerships (i.e., Colonial Properties Services, Inc. and CRLP), (i) individual shareholders of the Trust who are not residents of Alabama for Alabama state income tax purposes and who do not otherwise receive taxable income from property owned or business transacted in Alabama and (ii) corporate shareholders not organized in Alabama that do not otherwise receive income from sources within, or business transacted in, Alabama will not be required to file tax returns in Alabama or pay tax in Alabama as a result of investing in common shares of the Trust.
The state of Alabama imposes an annual privilege tax on a REIT organized under Alabama law. The amount of the privilege tax due is based on the REIT's net worth. The privilege tax imposed on a REIT shall be not less than $100 nor more than $500,000 per year. Any Alabama privilege tax that the Trust is required to pay will reduce the cash available for distribution by the Trust to shareholders.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book-entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if we directly offer and sell the securities. Ownership of beneficial interests in a global security will be limited to the depository's participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

Our securities, including common shares, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) at the market offerings; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

We may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.

In the future, so that we may retain additional capital, the board of trustees may elect to pay dividends on the Trust's outstanding common shares with a combination of cash and common shares. In such event, CRLP may make a corresponding distribution to its outside unitholders, a portion of which distribution may consist of the Trust's common shares offered pursuant to this prospectus that are acquired by CRLP for purpose of the distribution to unitholders. The applicable prospectus supplement relating to any such distribution of common shares to unitholders will contain information on the number of common shares to be distributed and other material terms and conditions relating to the distribution.

The Trust's common shares are listed on the NYSE under the symbol “CLP.” Any securities that we issue, other than common shares, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS
The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by our counsel, Hogan Lovells US LLP. Hogan Lovells US LLP relied on the opinion of Sirote & Permutt, P.C., Birmingham, Alabama, as to matters of Alabama law.
EXPERTS
The consolidated financial statements and related financial statement schedules as of and for the years ended December 31, 2010 and 2009 incorporated in this prospectus by reference from the Trust's and CRLP's Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of the Trust's and CRLP's internal control over financial reporting as of December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.
The consolidated statements of operations and comprehensive loss, of equity and of cash flows of the Trust and CRLP as of December 31, 2008 and for the year ended December 31, 2008, incorporated in this prospectus by reference to the Trust's and CRLP's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE TO FIND ADDITIONAL INFORMATION
We have filed with the SEC an automatic “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
Colonial Properties Trust and Colonial Realty Limited Partnership are subject to the informational requirements of the Exchange Act and, in accordance therewith, each files annual, quarterly and current reports, and other information with the SEC. In addition, Colonial Properties Trust files proxy statements with the SEC. The registration statement, including the exhibits and schedules to the registration statement and the reports, statements or other information we file with the SEC, may be examined and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. Information about the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0300. Our SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. In addition, we maintain a website that contains our SEC filings and other information about us at www.colonialprop.com. You should not consider information on our website to be part of this prospectus.
The Trust's common shares are listed on the NYSE and all material filed by us with the NYSE can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with the SEC after the date of this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the securities covered by this prospectus are sold:

•	the Annual Report on Form 10-K of the Trust and CRLP for the fiscal year ended December 31, 2010;

•	the Current Reports on Form 8-K of the Trust and CRLP filed with the SEC on January 27, 2011, January 31, 2011, February 3, 2011, March 3, 2011, May 3, 2011 and May 6, 2011; and

•
the Trust's registration statement on Form 8-A, which incorporates by reference a description of the Trust's common shares from its Registration Statement on Form S-11 (File No. 33-65954), including any amendment or report filed for the purpose of updating such description.

All documents that we file subsequent to the date of this prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated by reference in this prospectus and shall be part hereof from the date of filing of such document; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.
You may request a copy of these filings, at no cost (excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents), over the Internet at our website at www.colonialprop.com or by writing or calling us at:
Investor Relations
Colonial Properties Trust
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35203
(205) 250-8700
THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered.

SEC registration fee	$	*
Printing expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**
________________
*    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.
**    These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Trustees and Officers
Under the Alabama Real Estate Investment Trust Act of 1995 (the “Alabama REIT Law”), a real estate investment trust formed in Alabama is permitted to expand or limit, by provision in its declaration of trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services; or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Company's declaration of trust includes such a provision eliminating such liability to the maximum extent permitted by the Alabama REIT Law.
The Alabama REIT Law permits an Alabama real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by certain sections of the Alabama Business Corporation Act for directors and officers of Alabama corporations. In accordance with the Alabama Business Corporation Act, the Company's bylaws require it to indemnify (a) any present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Company's express request, who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer, served or is serving as a trustee, officer, director, shareholder or partner of another entity at the Company's express request, who is made a party to a proceeding by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding if: (i) he conducted himself in good faith, (ii) he reasonably believed (A) in the case of conduct in his official capacity with the Company, that the conduct was in the Company's best interest; and (B) in all other cases, that the conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, that the indemnification provided for in this clause (b) will not be available if it is established that (1) in connection with a proceeding by or in the right of the Company, he was adjudged liable to the Company, or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, he was adjudged liable on the basis that personal benefit was improperly received by him, and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status.
In addition, the Company's bylaws require the Company to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a trustee, officer or shareholder or former trustee, officer or shareholder made a party to a proceeding by reason of such status; provided, that in the case of a trustee or officer, (i) the Company has received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by the bylaws, (ii) the Company has received a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it is ultimately determined that the applicable standard of conduct was not met; and (iii) a determination is made, in accordance with Section 8.55 of the Alabama Business Corporation Act, that the facts then known to those making the determination would not preclude indemnification under the provisions of the bylaws. The Company may, with the approval of the trustees, provide such indemnification and payment or reimbursement of expenses to any trustee, officer or shareholder or any former trustee, officer or shareholder who served a predecessor of the Company and to any employee or agent of the Company or a predecessor of the Company.
The partnership agreement of Colonial Realty Limited Partnership (“CRLP”) provides that reasonable expenses incurred by an indemnitee who is a party to a proceeding, may be paid or reimbursed in advance of the final disposition of a proceeding; provided that CRLP receives: (i) a written affirmation by the indemnitee of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met; and (ii) a written undertaking by or on behalf of indemnitee to repay the amount if it is later determined that the standard of conduct has not been met.
The partnership agreement also provides that CRLP may, but is not required to, purchase and maintain insurance on behalf of indemnitees against any liability in connection with CRLP's activities.
Under the partnership agreement, an “indemnitee” includes: (i) any person made a party to a proceeding by reason of his status as the general partner of CRLP (i.e., the Company); or a director or officer of CRLP or the Company; and (ii) any other person (including affiliates of the Company or CRLP) as the Company may designate from time to time in its sole and absolute discretion.
Under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Limited Partnership law”), a limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. In accordance with the Delaware Limited Partnership law, the partnership agreement provides for the indemnification of indemnitees from and against all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative that relate to the operations of CRLP in which the indemnitee may be involved, or who is threatened to be involved, as a party or otherwise, unless: (i) the act or omission was material to the matter and committed in bad faith or a result of active and deliberate dishonesty; (ii) the indemnitee received improper personal benefit in money, property or services: or (iii) in the case of a criminal proceeding, the indemnitee had reason to believe the act or omission was unlawful.
The partnership agreement provides that the indemnification extends to any liability for any indebtedness of CRLP or any subsidiary of CRLP, with certain exceptions.
The Company has entered into indemnification agreements with each of its trustees and certain of its executive officers. Under these agreements, the Company has agreed to indemnify its trustees and certain of its executive officers to the maximum extent permitted by the Alabama Business Corporation Act. The Company also is obligated to pay expenses incurred by an indemnified trustee or director in establishing a right to indemnification under the respective indemnification agreement. Although the indemnification agreements offer substantially the same scope of coverage afforded by the Company's declaration of trust and bylaws, the agreements provide greater assurance to trustees and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally by the Company's board of trustees or by the shareholders to alter, limit or eliminate the rights they provide to the trustees and executive officers.
Item 16.     Exhibits
The Exhibit Index filed herewith and appearing immediately before the exhibits hereto is incorporated herein by reference.

Item 17.     Undertakings
(a)     The undersigned registrants hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                Each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)           The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 as amended (the “TIA”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on May 6, 2011.

Colonial Properties Trust

By:	/s/ Thomas H. Lowder
Thomas H. Lowder
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned trustees and officers of Colonial Properties Trust, do hereby constitute and appoint Thomas H. Lowder our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on May 6, 2011:

Signature

/s/ Thomas H. Lowder	Chairman of the Board and Chief Executive Officer
Thomas H. Lowder	(Principal Executive Officer)

/s/ C. Reynold Thompson, III	President and Chief Financial Officer
C. Reynolds Thompson, III	(Principal Financial Officer)

/s/ Bradley P. Sandidge	Executive Vice President - Accounting
Bradley P. Sandidge	(Principal Accounting Officer)

/s/ Carl F. Bailey
Carl F. Bailey	Trustee

/s/ Edwin M. Crawford
Edwin M. Crawford	Trustee

/s/ M. Miller Gorrie
M. Miller Gorrie	Trustee

/s/ William M. Johnson
William M. Johnson	Trustee

/s/ James K. Lowder
James K. Lowder	Trustee

/s/ Herbert A. Meisler
Herbert A. Meisler	Trustee

/s/ Claude B. Nielsen
Claude B. Nielsen	Trustee

/s/ Harold W. Ripps
Harold W. Ripps	Trustee

/s/ John W. Spiegel
John W. Spiegel	Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on May 6, 2011.

COLONIAL REALTY LIMITED PARTNERSHIP
a Delaware limited partnership
By:	Colonial Properties Trust, its general partner

By:	/s/ Thomas H. Lowder
Thomas H. Lowder
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned trustees and officers of Colonial Properties Trust, the general partner of Colonial Realty Limited Partnership, do hereby constitute and appoint Thomas H. Lowder our true and lawful attorney-in-fact and agent, to do any and all acts and things in our names and on our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities with Colonial Properties Trust indicated below on May 6, 2011:

Signature

/s/ Thomas H. Lowder	Chairman of the Board and Chief Executive Officer
Thomas H. Lowder	(Principal Executive Officer)

/s/ C. Reynold Thompson, III	President and Chief Financial Officer
C. Reynolds Thompson, III	(Principal Financial Officer)

/s/ Bradley P. Sandidge	Executive Vice President - Accounting
Bradley P. Sandidge	(Principal Accounting Officer)

/s/ Carl F. Bailey
Carl F. Bailey	Trustee

/s/ Edwin M. Crawford
Edwin M. Crawford	Trustee

/s/ M. Miller Gorrie
M. Miller Gorrie	Trustee

/s/ William M. Johnson
William M. Johnson	Trustee

/s/ James K. Lowder
James K. Lowder	Trustee

/s/ Herbert A. Meisler
Herbert A. Meisler	Trustee

/s/ Claude B. Nielsen
Claude B. Nielsen	Trustee

/s/ Harold W. Ripps
Harold W. Ripps	Trustee

/s/ John W. Spiegel
John W. Spiegel	Trustee

EXHIBIT INDEX

Exhibit Number	Exhibit
1.1*	Form of Common Shares Underwriting Agreement

1.2*	Form of Preferred Shares Underwriting Agreement

1.3*	Form of Depositary Shares Underwriting Agreement

1.4*	Form of Warrants Underwriting Agreement

1.5*	Form of Rights Underwriting Agreement

1.6*	Form of Debt Securities Underwriting Agreement

4.1	Declaration of Trust of the Trust, as amended (incorporated by reference to Exhibit 3.1 to the Trust's
Quarterly Report on Form 10-Q for the period ended Septemeber 30, 2010)

4.2	Bylaws of the Trust, as amended (incorporated by reference to Exhibit 3.1 to the Trust's Current Report on
Forms 8-K filed with the SEC on February 1, 2010)

4.3	Specimen Certificate of Common Shares of the Company (incorporated by reference to Exhibit 4.3 to the
Registration Statement No. 33-89612 filed on December 21, 1995, and which document may also be found and reviewed in the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549,
in the files therein relating to the Company, whose file number is 1-12358)

4.4**	Indenture dated by and between CRLP and Deutsche Bank Trust Company Americas

4.5*	Specimen Certificate of Preferred Shares of the Company

4.6*	Form of Deposit Agreement for Depositary Shares

4.7*	Form of Equity Warrant Agreement

4.8*	Form of Rights Agreement

5.1**	Opinion of Hogan Lovells US LLP regarding the legality of the securities being registered

5.2**	Opinion of Sirote & Permutt, P.C. regarding Alabama law

8.1**	Opinion of Hogan Lovells US LLP regarding certain tax matters

12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Distributions for the Trust
(incorporated by reference to Exhibit 12.1 to the Trust's Annual Report on Form 10-K for the period ending
December 31, 2010)

12.2	Computation of Ratio of Earnings to Fixed Charges for CRLP (incorporated by reference to Exhibit 12.1 to
CRLP's Annual Report on Form 10-K for the period ending December 31, 2010)

23.1**	Consent of Deloitte & Touche LLP (Colonial Properties Trust)

23.2**	Consent of Deloitte & Touche LLP (Colonial Realty Limited Partnership)

23.3**	Consent of PricewaterhouseCoopers LLP (Colonial Properties Trust)

23.4**	Consent of PricewaterhouseCoopers LLP (Colonial Realty Limited Partnership)

23.5**	Consent of Hogan Lovells US LLP (included as part of Exhibit 5.1)

23.6**	Consent of Sirote & Permutt, P.C. (included as part of Exhibit 5.2)

23.7**	Consent of Hogan Lovells US LLP (included as part of Exhibit 8.1)

24.1**	Powers of Attorney (included on the signature pages of this registration statement)

25.1**	Statement of Eligibility of Trustee on Form T-1

*    To be filed by amendment or incorporated by reference in connection with the offering of specific securities.
**    Filed herewith.